EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of InflaRX N.V. dated February 8, 2019 and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	February 8, 2019
PRIVATE EQUITY THÜRINGEN GMBH & CO.

By:	/s/ Kevin Reeder
	Name:	Kevin Reeder
	Title:	Managing Director

PRIVATE EQUITY THÜRINGEN ZWEITE BETEILIGUNGEN GMBH

By:	/s/ Kevin Reeder
	Name:	Kevin Reeder
	Title:	Managing Director

/s/ Kevin Reeder
KEVIN REEDER